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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our Firm under the captions "Experts", "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial and Other Data" and to the use of our reports dated November 6, 1998, except for
Note 10, as to which the date is November 24, 1998 and June 4, 1997, except for Notes 1 and 10, as to which the date is July 1, 1997 to Amendment No.3 to the Registration Statement (Form S-4, No. 333-72455) and related Prospectus of Neenah Foundry Company for the registration of $87,000,000 11-1/8% Series F Senior Subordinated Notes.




                                   ERNST & YOUNG LLP


Milwaukee, Wisconsin
May 13, 1999